Exhibit 99.1

Medallia Announces Expiration of “Go-Shop” Period

Acquisition by Thoma Bravo Expected to Close in 2021

SAN FRANCISCO, Calif., – September 7, 2021 – Medallia, Inc. (NYSE: MDLA) (“Medallia”), the global leader in customer and employee experience, today announced the expiration of the 40-day “go-shop” period under the terms of the previously announced merger agreement pursuant to which Thoma Bravo will acquire Medallia in an all-cash transaction valued at $6.4 billion. The “go-shop” period expired at 12:01 a.m. on September 4, 2021.

Pursuant to the merger agreement, Medallia’s Board of Directors, with the assistance of its financial advisors, actively solicited alternative acquisition proposals from potentially interested third parties; however, during the “go-shop” period Medallia did not receive any alternative acquisition proposals from any third party.

The transaction is expected to close in 2021, subject to customary closing conditions, including approval by Medallia shareholders and receipt of regulatory approvals. Upon completion of the transaction, Medallia’s common stock will no longer be listed on any public market. Medallia will remain headquartered in San Francisco.

Advisors

Morgan Stanley & Co. LLC is serving as lead financial advisor to Medallia, and BofA Securities and Wells Fargo Securities are also serving as financial advisors. Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as Medallia’s legal advisor. Kirkland & Ellis LLP is serving as legal advisor to Thoma Bravo. Debt financing for the transaction is being provided by Blackstone Credit, certain funds managed by affiliates of Apollo Capital Management, L.P., KKR Credit, Thoma Bravo Credit and Antares Capital.

Additional Information and Where to Find It

On September 3, 2021, Medallia filed a preliminary proxy statement in connection with the special meeting of shareholders (the “Special Meeting”) related to the proposed acquisition of Medallia (the “Transaction”). Prior to the Special Meeting, Medallia will furnish a definitive proxy statement to its shareholders, together with a white proxy card. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Medallia’s shareholders for the Special Meeting is available in Medallia’s preliminary proxy statement.

Shareholders may obtain, free of charge, Medallia’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Medallia with the Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of Medallia’s definitive proxy statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Special Meeting will also be available, free of charge, at Medallia’s investor relations website (https://investor.medallia.com) or by writing to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction, and expectations for Medallia following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Medallia’s assumptions prove incorrect, Medallia’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Medallia’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Medallia’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Medallia files with the SEC, including Medallia’s Annual Report on Form 10-K filed with the SEC on March 22, 2021, and Quarterly Report on Form 10-Q filed with the SEC on September 3, 2021, each of which may be obtained on the investor relations section of Medallia’s website (https://investor.medallia.com). All forward-looking statements in this communication are based on information available to Medallia as of the date of this communication, and Medallia does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in customer, employee, citizen and patient experience. The company’s award-winning SaaS platform, Medallia Experience Cloud, is becoming the experience system of record that makes all other applications customer and employee aware. The platform captures billions of experience signals across interactions including all voice, video, digital, IOT, social media and corporate messaging tools. Medallia uses proprietary artificial intelligence and machine learning technology to automatically reveal predictive insights that drive powerful business actions and outcomes. Medallia customers reduce churn, turn detractors into promoters and buyers, create in-the-moment cross-sell and up-sell opportunities and drive revenue-impacting business decisions, providing clear and potent returns on investment. For more information visit www.medallia.com.

© 2021 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

About Thoma Bravo

Thoma Bravo is one of the largest private equity firms in the world, with more than $78 billion in assets under management as of March 31, 2021. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm's deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired more than 300 companies representing over $85 billion in enterprise value. The firm has offices in Chicago, Miami and San Francisco. For more information, visit thomabravo.com.

Contacts

Medallia

Investor Contact:
Carolyn Bass
IR@Medallia.com

PR Contact:
Joele Frank, Wilkinson Brimmer Katcher
Matt Sherman / Sophie Throsby / Katie Villany
212-355-4449

Thoma Bravo:
Megan Frank
212-731-4778
mfrank@thomabravo.com

OR

Finsbury Glover Hering
Joe Berg
203-984-2771
joe.berg@fgh.com